UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004

MARINER HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49813	74-2012902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ravinia Drive, Suite 1500 Atlanta, Georgia		30346 (Zip Code)
(Address of principal executive offices)

(678) 443-7000 (Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On June 29, 2004, Mariner Health Care, Inc. (“Mariner”), National Senior Care, Inc. (“NSC”) and NCARE Acquisition Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June 29, 2004 (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Mariner and Mariner will continue as the surviving corporation of the merger.

     As more specifically set forth in the Merger Agreement, which is subject to approval by the stockholders of Mariner, financing, regulatory review and certain other conditions, each issued and outstanding share of common stock, par value $0.01 per share, of Mariner will be converted into the right to receive $30.00 in cash. The merger is expected to close in the fourth quarter of 2004.

     The description of the proposed merger described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

     On June 29, 2004, Mariner and NSC issued a joint press release announcing the merger. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     2.1   Agreement and Plan of Merger, dated as of June 29, 2004, among Mariner Health Care, Inc., National Senior Care, Inc., and NCARE Acquisition Corp.

     99.1   Joint Press Release, dated June 29, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC.

By:	/s/ Boyd P. Gentry

Boyd P. Gentry
Senior Vice President and Treasurer